SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Sierra Health Services, Inc.

             (Exact name of registrant as specified in its charter)



                                December 28, 2000

         Date of Report (Date of earliest event reported)



               Nevada                    1-8865             88-0200415
---------------------------------  -------------------  ----------------------
(State or other jurisdiction of     (Commission           (I.R.S. Employer
       incorporation                File Number)          Identification No.)

           2724 North Tenaya Way, Las Vegas, Nevada               89128

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    (Address of principal executive offices)                     (Zip Code)



                                 (702) 242-7000

              (Registrant's telephone number, including area code)




Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

                  On December 28, 2000, Sierra Health Services, Inc. ("Sierra") sold a majority of its real estate holdings in Las Vegas to CB Richard Ellis Corporate Partners, LLC, a Los Angeles-based investment fund sponsored by CB Richard Ellis Investors, LLC, for $115 million. Sierra will use $50 million of the proceeds from the sale as an initial payment on its recently amended and restated line of credit. Sierra entered into a long-term lease arrangement with the purchaser, allowing it to maintain control of the properties.

                  The properties sold by Sierra include approximately 550,000 square feet of administrative office space and medical clinic facilities. Most of the office space is located at the site of Sierra's corporate headquarters, with the clinics located throughout the Las Vegas metropolitan area. Not included in the purchase is one administrative office building that houses offices of Health Plan of Nevada, Inc. and Sierra Health and Life Insurance Company, Inc., each of which are subsidiaries of Sierra.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (c) Exhibits.

         Exhibit No.                                 Exhibit

         1 Press Release: Sierra Health Services Announces Completion of Sale/Leaseback Transaction for Las Vegas Real Estate, dated January 2, 2001



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                                    Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            SIERRA HEALTH SERVICES, INC.


                                            By:  /S/ Paul H. Palmer
                                                 Vice President
                                                 Chief Financial Officer
                                                 and Treasurer
                                                 (Chief Accounting Officer)

Dated:  January 5, 2001


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